                                                                     EXHIBIT 5.1

                        [COOLEY GODWARD LLP LETTERHEAD]

October 26, 2000

Aradigm Corporation
3929 Point Eden Way
Hayward, CA 94545

RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Aradigm Corporation (the "Company") of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission, including a prospectus covering the offering of a maximum $50,000,000 of shares of Common Stock, no par value, as described in the Registration Statement (the "Shares").

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the Company's Amended and Restated Articles of Incorporation and Bylaws and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. We have also assumed that prior to any sale of the shares the Company will have sufficient unauthorized and unissued shares of Common Stock, the terms of offer and sale of the Shares will have been authorized by resolutions of the Company's Board of Directors and an appropriate prospectus supplement with respect to the shares being sold will have been prepared, delivered and filed in compliance with the Securities Act of 1933, as amended, and the applicable rules thereunder.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and paid for in accordance with the Registration Statement and the applicable prospectus supplement and authorizing resolutions, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP

By: /s/ JAMIE E. CHUNG
   -----------------------------
   Jamie E. Chung